EXHIBIT 10.1

AMENDMENT TO DEPOSIT ACCOUNT AGREEMENT

THIS AMENDMENT TO DEPOSIT ACCOUNT AGREEMENT (this “Amendment”) is made as of the 13th day of November, 2008 by and between The Bank of New York Mellon, in its capacity as trustee of the CurrencySharesSM Swiss Franc Trust, a trust formed under New York law (the “Trust”) and the London Branch of JPMorgan Chase Bank, N.A. (the “Bank”).

W I T N E S S E T H

WHEREAS, The Trust and the Bank are parties to that certain Deposit Account Agreement dated June 8, 2006 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, the parties hereto agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

2. Amendment. Section 6.4 of the Agreement is hereby amended to read as follows:

“The Bank reserves the right not to accept, and to return without interest to the remitter of funds, the amounts received for deposit to the Interest Account on any Bank business day, if the aggregate deposit liability of the Bank to the Trust following the deposit of such amounts would exceed the Swiss Franc equivalent of $1.5 BILLION U.S. Dollars calculated at the Swiss Franc/U.S. dollar exchange rate as determined by WM/Reuters at 4:00 PM (London time) on each Bank business day (the “Closing Spot Rate”) or another recognized market rate for the Swiss Franc if the Closing Spot Rate is not available on the bank day such deposits are received by the Bank.”

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

4. Other. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control. All other terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have signed and delivered this Amendment as of the date hereof.

CURRENCYSHARES SWISS FRANC TRUST,

By:	The Bank of New York, in its capacity as Trustee of the CurrencyShares Swiss Franc Trust and not in its individual capacity.

By:	/s/ Andrew Pfeifer
Name:	Andrew Pfeifer
Title:	Vice President

JPMORGAN CHASE BANK, N.A., LONDON BRANCH

By:	/s/ Michael G. Davisson
Name:	Michael G. Davisson
Title:	Vice President